                                                                 Exhibit 9(b)(v)

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 21st day of November 1997, by and among MFS Variable Insurance Trust, CUNA Mutual Life Insurance Company (formerly Century Life of America) and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on October 1, 2002.

                                        CUNA MUTUAL LIFE INSURANCE COMPANY
                                        By its authorized officer,


                                        By: /s/ Michael S. Daubs
                                            ------------------------------------
                                        Title: Senior VP, Chief Investment
                                               Officer


                                        MFS VARIABLE INSURANCE TRUST,
                                        ON BEHALF OF THE  PORTFOLIOS
                                        By its authorized officer,


                                        By: /s/ James R. Bordewick
                                            ------------------------------------
                                            James R. Bordewick, Jr.
                                            Assistant Secretary


                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                        By its authorized officer,


                                        By: /s/ Stephen E. Cavan
                                            ------------------------------------
                                            Stephen E. Cavan
                                            Senior Vice President

                                                           As of October 1, 2002

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

NAME OF SEPARATE ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS          PORTFOLIIOS
       (DATE ESTABLISHED)             APPLICABLE TO POLICIES
---------------------------------   --------------------------
 CUNA MUTUAL LIFE INSURANCE CO.     MFS EMERGING GROWTH SERIES
('CMLIC") PENSION PLAN FOR AGENTS   MFS INVESTORS TRUST SERIES
                                      MFS TOTAL RETURN SERIES
       CMLIC PENSION PLAN              MFS UTILITIES SERIES
    FOR HOME OFFICE EMPLOYEES        MFS NEW DISCOVERY SERIES

       CMLIC 401(K) THRIFT
         PLAN FOR AGENTS

    CMLIC 401(K) THRIFT PLAN
    FOR HOME OFFICE EMPLOYEES